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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              OCTOBER 21, 1999

                              MAIL-WELL, INC.
           (Exact Name of Registrant as Specified in its Charter)

                                  COLORADO
               (State or Other Jurisdiction of Incorporation)

               1-12551                           84-1250533
      (Commission File Number)      (IRS Employer Identification Number)

            23 INVERNESS WAY EAST, ENGLEWOOD, CO        80112
          (Address of principal executive offices)   (Zip Code)

                                303-790-8023
            (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.


    MAIL-WELL ANNOUNCES RECORD THIRD QUARTER SALES AND EARNINGS - EPS
                           INCREASES 28%

ENGLEWOOD, CO - Mail-Well, Inc (NYSE: MWL) today announced record sales and earnings for the fourteenth consecutive quarter.

Sales, for the quarter ended September 30, 1999, increased 22% to $492.8 million versus the same period a year ago. Third quarter net income of $17.5 million increased 38% from the same quarter last year, while earnings per diluted share of $0.32 increased 28% compared to the $0.25 per diluted share in the prior year.

For the recent nine-month period, sales increased 28% to $1,372.3 million while net income increased 41% to $47.3 million. Earnings per diluted share for the nine months ended September 30, 1999, increased 31% to $0.88.

"This represents our fourteenth consecutive quarter of record sales and earnings," said Gerald F. Mahoney, Chairman and CEO of Mail-Well. "We continue to be pleased with the progress that each of our businesses has made in improving margins. Operating margins increased to 9% from 8% as a result of our efforts to improve the efficiency of all of our operations. The restructuring within the Envelope business and the integration of our acquisitions have been responsible for the margin improvement. During the quarter, we acquired a New York based commercial printer and a mid-west direct mail printer. Our focus as we approach 2000 is to enhance shareholder value through continued internal growth, margin improvement and strategic acquisitions."

Mail-Well is a leading consolidator in the highly fragmented printing industry, specializing in four fast-growing multibillion dollar market segments: commercial printing, envelopes, labels and printing for distributors. Mail-Well currently has more than 13,000 employees and 120 manufacturing facilities throughout North America. Reporting 1998 sales of $1.5 billion, Mail-Well currently has a revenue run rate of $2.0 billion.

This press release may contain forward-looking statements that are subject to various uncertainties and risks that could affect their outcome. Factors that could cause or contribute to such differences include, but are not limited to, product demand and sales, ability to obtain assumed productivity savings, availability of acquisition opportunities and interest rates.

Note: News releases and other information on Mail-Well can be accessed at www.mail-well.com
   -----------------
                               (more)


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
                                             MAIL-WELL, INC.
                                            FINANCIAL SUMMARY
                                THREE AND NINE MONTHS ENDED SEPTEMBER 30
                                  (MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                     THREE MONTHS ENDED SEPT. 30,       NINE MONTHS ENDED SEPT. 30,
                                     ----------------------------       ---------------------------
CONDENSED INCOME STATEMENT              1999              1998             1999           1998<F1>
                                       ------            ------          --------         --------
Net sales                              $492.8            $404.1          $1,372.3         $1,072.9

Gross profit                            113.0              85.6             320.0            225.1
Selling, administrative and other        68.5              53.5             199.0            144.5
Operating income                         44.5              32.1             121.0             80.6
Interest and other expense               14.8              10.9              40.9             25.0
Income before income taxes               29.7              21.2              80.1             55.6
Income taxes                             12.2               8.5              32.8             22.0
                                       ------            ------          --------         --------
Net income                              $17.5             $12.7             $47.3            $33.6
                                       ======            ======          ========         ========

ADDITIONAL INFORMATION

Depreciation                            $11.4              $8.1             $31.7            $22.6
Amortization                             $3.4              $2.4              $9.4             $6.3
EBITDA                                  $59.3             $42.6            $162.1           $109.5

EARNINGS PER SHARE INFORMATION

Weighted average shares [basic]          49.0              47.0              48.9             45.8
Earnings per basic share                $0.36             $0.27             $0.97            $0.73
Weighted average shares [diluted]        58.4              56.8              58.3             55.8
Earnings per diluted share              $0.32             $0.25             $0.88            $0.67

BALANCE SHEET DATA                   30-SEPT-99        30-JUNE-99                          31-DEC-98
                                     ----------        ----------                          ---------
Cash                                     $5.1             $10.6                               $1.4
Long-term debt, excluding current
portion                                $672.6            $673.2                             $583.4
Stockholders' equity                   $354.6            $337.3                             $299.4

<F1> Restatement of previously reported financial statements to retroactively reflect the May 30, 1998 mergers of the Commercial Printing Group accounted for as poolings of interests.


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
                                             MAIL-WELL, INC.
                                           SEGMENT INFORMATION
                               THREE AND NINE MONTHS ENDED SEPTEMBER 30
                                                (MILLIONS)

                                     THREE MONTHS ENDED SEPT. 30,       NINE MONTHS ENDED SEPT. 30,
                                     ----------------------------       ---------------------------
NET SALES                               1999              1998              1999          1998<F1>
                                       ------            ------          --------         --------
Commercial Printing                    $217.8            $163.1            $567.5           $378.3
Envelopes                               180.5             189.3             560.4            564.4
Printing for Distributors                38.5              28.7             110.4             81.9
Labels                                   56.0              23.0             134.0             48.3
                                       ------            ------          --------         --------
Total net sales                        $492.8            $404.1          $1,372.3         $1,072.9
                                       ======            ======          ========         ========


OPERATING INCOME

Commercial Printing                     $19.7             $13.4             $46.9            $24.0
Envelopes                                22.6              20.6              71.3             62.0
Printing for Distributors                 3.3               2.1               9.9              6.3
Labels                                    4.6               1.7              10.2              3.6
                                       ------            ------          --------         --------
Total from operating segments            50.2              37.8             138.3             95.9
Corporate and other Expenses              5.7               5.4              17.3             12.0
Merger expenses                             -               0.3                 -              3.3
                                       ------            ------          --------         --------
Total operating income                  $44.5             $32.1            $121.0            $80.6
                                       ======            ======          ========         ========

<F1> Restatement of previously reported financial statements to retroactively reflect the May 30, 1998 mergers of the Commercial Printing Group accounted for as poolings of interests.

                            ###


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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                       Mail-Well, Inc.
                                       ---------------
                                        (Registrant)

                                       By: /s/Gary Ritondaro
                                           --------------------------------
                                           Gary H. Ritondaro
                                           Sr. Vice President and CFO
Date:  October 21, 1999